UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2018, Royal Gold, Inc. (the “Company”) announced the appointment of Daniel Breeze as Vice President, Corporate Development of the Company’s international business based in Zug, Switzerland.  Mr. Breeze will be based in Zug and oversee the Company’s global business development function.  The Company expects to appoint Mr. Breeze to the executive officer position Vice President, Corporate Development of Royal Gold, Inc.  These appointments and commencement of Mr. Breeze’s employment are expected to occur following transition of his current responsibilities.

Mr. Breeze, 45, has served as Managing Director and Head of Region for BMO Capital Markets (“BMO”) in Zürich, Switzerland, since 2010.  BMO is a subsidiary of the Bank of Montreal, a diversified financial services provider.  BMO and the Bank of Montreal are unrelated to the Company.  At BMO, Mr. Breeze is responsible for managing all aspects of BMO’s regional business, including business development and client relationship management.  Mr. Breeze specializes in the mining and energy sectors and has developed deep corporate relationships at senior levels in these sectors.  Prior to his banking career, Mr. Breeze was engaged as a project manager and geotechnical/mining engineer with a major international mining engineering and consulting firm.

Item 8.01                                           Other Events.

On September 14, 2018, the Company announced a comprehensive settlement of litigation by subsidiaries of the Company and Altius Minerals Corporation (“Altius”) against Vale Canada Limited and its subsidiaries (“Vale”) in the Supreme Court of Newfoundland and Labrador Trial Division related to calculation of royalty payable on the sale of all concentrates from the Voisey’s Bay mine located in Newfoundland and Labrador, Canada.  The press release announcing the settlement is filed with this Form 8-K as Exhibit 99.1 hereto.

The Voisey’s Bay royalty is directly owned by the Labrador Nickel Royalty Limited Partnership (“LNRLP”), in which the Company’s wholly-owned subsidiary is the general partner and 90% owner.  The remaining 10% interest in LNRLP is owned by a wholly-owned subsidiary of Altius.  The Voisey’s Bay mine is owned by a wholly-owned subsidiary of Vale Canada Limited.

The settlement resolved all claims in the litigation by application of a new method for calculating royalty in respect of Voisey’s Bay concentrates processed at Vale’s Long Harbour Processing Plant.  The new method is effective for all Voisey’s Bay mine production after April 1, 2018.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: September 19, 2018	By:	/s/ Bruce C. Kirchhoff
Bruce C. Kirchhoff
Vice President, General Counsel and Secretary